                                                                    EXHIBIT 12.1

                DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES
                        EARNINGS TO FIXED CHARGES RATIO

                             (DOLLARS IN THOUSANDS)

HISTORICAL:

                                                       (PREDECESSOR)
                     ---------------------------------------------------------------------------------   (SUCCESSOR)
                                                                                              EIGHT     -------------
                                                                             NINE MONTHS     MONTHS       ONE MONTH
                                    YEAR ENDED DECEMBER 31,                     ENDED         ENDED         ENDED
                     -----------------------------------------------------  SEPTEMBER 30,  AUGUST 31,   SEPTEMBER 30,
                       1993       1994       1995       1996       1997         1997          1998          1998
                     ---------  ---------  ---------  ---------  ---------  -------------  -----------  -------------
Earnings:
Income (loss)
  before income
  taxes, accounting
  change and
  extraordinary
  item.............  $     (16) $  (1,816) $  (2,368) $    (105) $   8,598    $   5,755     $   6,081     $    (986)
Minority interest
  in income of
  subsidiaries with
  fixed charges....         13          8         85        193        112           81            48             6
Fixed charges......      3,392      3,701      4,331      4,785      3,842        3,114         2,839         1,831
                     ---------  ---------  ---------  ---------  ---------  -------------  -----------  -------------
                     $   3,389  $   1,893  $   2,048  $   4,873  $  12,552    $   8,950     $   8,968     $     851
                     ---------  ---------  ---------  ---------  ---------  -------------  -----------  -------------
                     ---------  ---------  ---------  ---------  ---------  -------------  -----------  -------------
Fixed charges:
Interest expense,
  including
  amortization of
  debt discounts
  and issuance
  costs (none
  capitalized).....  $   2,940  $   3,244  $   3,821  $   4,248  $   3,154    $   2,598     $   2,350     $   1,765
Interest component
  of rentals (1)...        452        457        510        537        688          516           489            66
                     ---------  ---------  ---------  ---------  ---------  -------------  -----------  -------------
                     $   3,392  $   3,701  $   4,331  $   4,785  $   3,842    $   3,114     $   2,839     $   1,831
                     ---------  ---------  ---------  ---------  ---------  -------------  -----------  -------------
                     ---------  ---------  ---------  ---------  ---------  -------------  -----------  -------------
Earnings to fixed
  charges ratio:
  Ratio............         --         --         --        1.0x       3.3x         2.9x          3.2x           --
  Deficiency.......  $       3  $   1,808  $   2,283  $      --  $      --    $      --     $      --     $     980

PRO FORMA:

                                                      NINE MONTHS    TWELVE MONTHS
                                       YEAR ENDED        ENDED           ENDED
                                      DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                          1997            1998            1998
                                      -------------  --------------  --------------
Earnings:
Income (loss) before income taxes,
 accounting change and extraordinary
 item...............................   $   (13,174)   $        167    $     (1,321)
Minority interest in income of
 subsidiaries with fixed charges....           112              54              85
Fixed charges.......................        21,797          16,208          21,695
                                      -------------  --------------  --------------
                                       $     8,735    $     16,429    $     20,459
                                      -------------  --------------  --------------
                                      -------------  --------------  --------------
Fixed charges:
Interest expense, including
 amortization of debt discounts and
 issuance costs (none
 capitalized).......................   $    21,037    $     15,622    $     20,865
Interest component of rentals (1)...           760             586             830
                                      -------------  --------------  --------------
                                       $    21,797    $     16,208    $     21,695
                                      -------------  --------------  --------------
                                      -------------  --------------  --------------
Earnings to fixed charges ratio:
  Ratio.............................            --             1.0x             --
  Deficiency........................   $    13,062    $         --    $      1,236

------------------------------

(1) Reflects one-third of rental expense under operating leases considered to represent interest cost.